Exhibit 4.7

EXECUTION VERSION

ENBRIDGE INC.,

SPECTRA ENERGY PARTNERS, LP,

as Guarantor

ENBRIDGE ENERGY PARTNERS, L.P.,

as Guarantor

Sixth Supplemental

Indenture

Dated as of May 13, 2019

(Supplemental to Indenture Dated as of February 25, 2005)

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

SIXTH SUPPLEMENTAL INDENTURE, dated as of May 13, 2019 (the “Sixth Supplemental Indenture”), among ENBRIDGE INC., a corporation duly organized and existing under the Companies Ordinance of the Northwest Territories and continued and existing under the Canada Business Corporations Act (herein called the “Company”), SPECTRA ENERGY PARTNERS, LP, a Delaware limited partnership, as Guarantor (herein called “SEP”), ENBRIDGE ENERGY PARTNERS, L.P., a Delaware limited partnership, as Guarantor (herein called “EEP”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called “Trustee”);

R  E  C  I  T  A  L  S:

WHEREAS, the Company has heretofore executed and delivered to DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, an Indenture, dated as of February 25, 2005 (as the same may be amended or supplemented from time to time, including by this Sixth Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein and therein called the “Securities”), to be issued in one or more series as provided in the Indenture;

WHEREAS, Section 901(5) of the Indenture permits the Company and the Trustee to enter into an indenture supplemental to the Indenture to add to, change or eliminate any of the provisions in the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding;

WHEREAS, the Company and the Trustee wish to amend the Indenture, for purposes of each series of Securities created subsequent to the date of this Sixth Supplemental Indenture, to provide for the full and unconditional guarantee by one or both Guarantors of the due and punctual payment of the principal of, premium, if any, and interest on Securities to be issued under the Indenture and to make certain other changes to the terms of the Indenture;

WHEREAS, the changes contemplated in this Sixth Supplemental Indenture comply with the requirements of Section 901(5) of the Indenture;

WHEREAS, pursuant to resolutions of the Board of Directors of the Company adopted at a meeting duly called on February 12, 2019, the Company has duly authorized the execution and delivery of this Sixth Supplemental Indenture; and

WHEREAS, all things necessary to make this Sixth Supplemental Indenture a valid agreement according to its terms have been done;

NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:

The Company, EEP and SEP covenant and agree with the Trustee as follows:

ARTICLE ONE

PROVISIONS OF GENERAL APPLICATION

Section 1.1                                   Relation to Indenture as Originally Executed

This Sixth Supplemental Indenture constitutes a part of the Indenture in respect of Securities issued on or after the date hereof, including additional Securities issued under an existing series, but shall not modify, amend or otherwise affect the Indenture insofar as it relates to any other Securities, including any existing Securities issued under an existing series.

Section 1.2                                   Addition of Guarantors as Parties

The Guarantors are hereby made parties to the Indenture.

Section 1.3                                   Modification of the Indenture

(a)         Section 101 of the Indenture is amended to include the following additional defined terms:

“EEP Guaranteed Notes” means the senior notes of EEP set forth on Schedule I-A.

“Funding Guarantor” has the meaning set forth in Section 1404.

“Guarantees” has the meaning set forth in Section 1402.

“Guarantor” or the “Guarantors” means either or both of SEP and EEP to the extent they guarantee any Securities or any series of any Securities.

“SEP Guaranteed Notes” means the senior notes of SEP set forth on Schedule I-B.

(b)         Section 101 of the Indenture is amended to replace the definition of Officers’ Certificate with the following revised definition:

“Officers’ Certificate” means, with respect to the Company, a certificate delivered to the Trustee and signed by any two of the officers of the Company having the title of President & Chief Executive Officer, Vice President (including any Executive, Group, Senior or other Vice President) or Corporate Secretary. One of the officers signing an Officers’ Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company. With respect to a Guarantor, “Officers’ Certificate” means a certificate delivered to the Trustee and signed by any authorized person of such Guarantor.

(c)          The first paragraph of Section 102 of the Indenture is deleted and replaced with the following paragraph:

Upon any application or request by the Company or a Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or a Guarantor shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by officers of the Company or an authorized person of a Guarantor, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

(d)         The second paragraph of Section 103 of the Indenture is deleted and replaced with the following paragraph:

Any certificate or opinion of an officer of the Company or authorized person of a Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer or person knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or authorized person of a Guarantor stating that the information with respect to such factual matters is in the possession of the Company or a Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(e)          Section 301 of the Indenture is amended as follows:

The word “and” is deleted from subsection (22);

The following text is inserted as a new subsection (23):  “whether the Securities of the series will be guaranteed by either or both Guarantors; and”; and

Subsection (23) is renumbered as subsection “(24)”.

(f)           A new Article XIV is added to the Indenture to read in its entirety as follows:

ARTICLE XIV

GUARANTEE

SECTION 1401                                  Company’s Option to Have Guarantees on Securities.

The Company may elect, at its option at any time, to have Section 1402 applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 301 as being guaranteed by either or both Guarantors, in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities.

SECTION 1402                                  Guarantee.

(1)         Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, each Guarantor as specified, for value received, fully, unconditionally, irrevocably, absolutely and jointly and severally guarantees to each Holder of such Securities the due and punctual payment of the principal of, and premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Company, when and as such principal, premium, if any, interest and other amounts shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Securities and this Indenture, subject to the limitations set forth in Section 1403 of this Indenture.

(2)         Failing payment when due of any amount guaranteed pursuant to the guarantees provided for in this Section 1402 (the “Guarantees”), for whatever reason, each of the Guarantors will be jointly and severally obligated, and a single Guarantor will be solely obligated, to pay the same immediately. The Guarantees are intended to be general, unsecured, senior obligations of each of the Guarantors and will rank pari passu in right of payment with all indebtedness of each Guarantor that is not, by its terms, expressly subordinated in right of payment to the Guarantees. Each of the Guarantors hereby agrees that its Guarantee shall be full, unconditional, absolute and joint and several, irrespective of the validity, regularity or enforceability of the Securities, the Guarantees (including the Guarantee of the other Guarantor) or the Indenture, the absence of any action to enforce the same, any waiver or consent by the Trustee or any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or the other Guarantor, or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of either of the Guarantors. Each of the Guarantors hereby agrees that in the event of a default  in payment of the principal of, or premium, if any, or interest on the Securities, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by a Holder of any guaranteed Security, on the terms and conditions set forth in the Indenture, directly against such Guarantor to enforce the Guarantees without first proceeding against the Company or the other Guarantor.

(3)         The obligations of each of the Guarantors under its Guarantee shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Company or of the other Guarantor contained in the Securities or the Indenture, (ii) any impairment, modification, release or limitation of the liability of the Company, the other Guarantor or any of their estates in bankruptcy, or any remedy for  the  enforcement  thereof,  resulting  from  the  operation  of  any  present or future provision of any legal requirement or from the decision of any court, (iii) the assertion or exercise by the Company, the other Guarantor or a Holder of any guaranteed Security of any rights or remedies under the Securities or the Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for the Securities, including all or any part of the rights of the Company or the other Guarantor under the Indenture, (v) the extension of the time for payment by the Company or the other Guarantor of  any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Securities or the Indenture or of the time for performance by the Company or the other Guarantor of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or the other Guarantor set forth in this Article XIV, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities,  receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Company or the other Guarantor or any of their respective assets, or the disaffirmance of  the Securities or the Indenture in any such proceeding, (viii) the release or discharge of the Company or the other Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of the Securities or the Indenture or (x) any other circumstances (other than payment in full or discharge of all amounts guaranteed pursuant to the Guarantees) which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

(4)         Each of the Guarantors hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company or the other Guarantor, and all demands whatsoever and (ii) covenants that, subject to Section 1406, the Guarantees will not be discharged except by complete performance of the Guarantees. Each of the Guarantors further agrees that if at any time all or any part of any payment theretofore applied by any Person to the Guarantees is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Company or either of the Guarantors, the Guarantees shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantees shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(5)         Each of the Guarantors shall be subrogated to all rights of each Holder of any guaranteed Security against the Company in respect of any amounts paid by such Guarantor pursuant to its Guarantee; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the guaranteed Securities and the Indenture shall have been paid in full or discharged.

SECTION 1403                                  Limitation on Guarantors’ Liability.

Each Guarantor and by its acceptance hereof each Holder of any guaranteed Security hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to the Guarantees not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, each Holder of any guaranteed Security and each of the Guarantors hereby irrevocably agrees that the obligations of each of the Guarantors, as applicable, under the Guarantees shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and to any collections from or payments made by or on behalf of the other Guarantor in respect of the obligations of such other Guarantor under the Guarantees, result in the obligations of each such Guarantor under the Guarantees not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

SECTION 1404                                  Right of Contribution.

In order to provide for just and equitable contribution among the Guarantors with respect to any Security guaranteed by both Guarantors, the Guarantors hereby agree, inter se, that, subject to Section 1403, in the event any payment or distribution is made by either Guarantor (a “Funding Guarantor”) under the Guarantees, such Funding Guarantor shall be entitled to contribution from the other Guarantor for 50% of all payments, damages and expenses incurred by the Funding Guarantor in discharging the Company’s obligations with respect to the guaranteed Securities.

SECTION 1405                                  No Right of Set-off.

No Holder of any guaranteed Security shall have, as a result of this Article XIV, any right of set-off against any amount owing by such Holder to or for the credit or the account of a Guarantor.

SECTION 1406                                  Release; Termination.

Notwithstanding any other provisions of this Article XIV to the contrary, the Guarantees of either Guarantor shall be unconditionally released and discharged automatically upon:

(i)             any direct or indirect sale, exchange or transfer, whether by way of merger, sale or transfer of equity interests or otherwise, to any Person that is not an Affiliate of the Company, of any of the Company’s direct or indirect limited partnership or other equity interests in such Guarantor as a result of which such Guarantor ceases to be a consolidated subsidiary of the Company;

(ii)          the merger of such Guarantor into the Company or the other Guarantor or the liquidation and dissolution of such Guarantor;

(iii)       with respect to any series of Securities, the repayment in full or discharge or defeasance of such Securities (each as contemplated by this Indenture);

(iv)      with respect to EEP, the repayment in full or discharge or defeasance of the EEP Guaranteed Notes; or

(v)         with respect to SEP, the repayment in full or discharge or defeasance of the SEP Guaranteed Notes.

This Article XIV shall terminate automatically at such time as the applicable Securities or series of Securities shall have been paid in full or shall have been deemed to have been paid in full pursuant to the Indenture, whether by payment, discharge, defeasance or otherwise.

SECTION 1407                                  Remedies.

The Trustee shall have the sole and exclusive right to institute actions and proceedings against a Guarantor related to its Guarantee, and no Holder of any guaranteed Security shall have any right to institute any action or proceeding for payment or performance pursuant to the Guarantees or this Article, or for the execution of any trust or power hereunder, or for the appointment of a liquidation receiver, or receiver or manager, or to have a Guarantor wound up, or any other remedy hereunder; provided, however, that the Holder of any guaranteed Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit against a Guarantor for the enforcement of any such payment.

SECTION 1408                                  Successors and Assigns.

Subject to Section 1406, the Guarantees and this Article XIV shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Holders of any guaranteed Securities or series of Security and their respective successors and permitted assigns, except that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement except pursuant to a transaction permitted by the Indenture.

SECTION 1409                                  Execution and Delivery of Guarantees.

The Guarantees to be endorsed on the Securities shall be in the form set forth in Exhibit A. Each of the Guarantors hereby agrees to execute its Guarantee in such form, to be endorsed on each Security authenticated and delivered by the Trustee.

The Guarantees shall be executed on behalf of each respective Guarantor by any authorized person of the Guarantor. The signature of any such authorized person on the Guarantee may be manual or facsimile.

A Guarantee bearing the manual or facsimile signatures of individuals who were at any time the proper authorized persons of a Guarantor shall bind such Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Security on which such Guarantee is endorsed or did not hold such offices at the date of such Guarantee.

The delivery of any Security subject to the Guarantees as specified above by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees endorsed thereon on behalf of the Guarantors. Each of the Guarantors hereby jointly and severally agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse the Guarantees on any Security.

SECTION 1410                                  Reports by the Guarantors.

Each Guarantor shall file with the Trustee and the Commission, and transmit to the Holders of any guaranteed Security, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

ARTICLE TWO

MISCELLANEOUS

Section 2.1                                   Relationship to Indenture

The Sixth Supplemental Indenture is a supplemental indenture within the meaning of the Indenture.  The Indenture, as supplemented and amended by this Sixth Supplemental Indenture, is in all respects ratified, confirmed and approved and, as supplemented and amended by this Sixth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 2.2                                   Modification of the Indenture

Except as expressly modified by this Sixth Supplemental Indenture, the provisions of the Indenture shall continue to apply to each Security issued thereunder.

Section 2.3                                   Governing Law

This instrument shall be governed by and construed in accordance with the law of the State of New York.

Section 2.4                                   Counterparts

This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 2.5                                   Trustee Makes No Representation

The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Sixth Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed all as of the day and year first above written.

ENBRIDGE INC.

	By:	/s/ Tyler W. Robinson
		Name:	Tyler W. Robinson
		Title:	Vice President & Corporate Secretary and Chief Compliance Officer

	By:	/s/ Max Chan
		Name:	Max Chan
		Title:	Vice President, Treasury

Attest:

/s/ Vas Antoniou

SPECTRA ENERGY PARTNERS, LP,
By Spectra Energy Partners (DE) GP, LP, its General Partner,
By Spectra Energy Partners GP, LLC, its General Partner

	By:	/s/ Kelly Gray
		Name:	Kelly Gray
		Title:	Corporate Secretary

Attest:

/s/ M. Laura Garza

ENBRIDGE ENERGY PARTNERS, L.P., By Enbridge Energy Company, Inc., its General Partner

	By:	/s/ Kelly Gray
		Name:	Kelly Gray
		Title:	Corporate Secretary

Attest:

/s/ M. Laura Garza

[Signature Page to Sixth Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By Deutsche Bank National Trust Company

By:	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Vice President

Attest:

/s/ Jeffrey Schoenfeld

[Signature Page to Sixth Supplemental Indenture]

SCHEDULE I-A

SEP Guaranteed Notes

Issuer	Indebtedness	Maturity
Spectra Energy Partners, LP	Floating Rate Senior Notes	2020
Spectra Energy Partners, LP	4.600% Senior Notes	2021
Spectra Energy Partners, LP	4.750% Senior Notes	2024
Spectra Energy Partners, LP	3.500% Senior Notes	2025
Spectra Energy Partners, LP	3.375% Senior Notes	2026
Spectra Energy Partners, LP	5.950% Senior Notes	2043
Spectra Energy Partners, LP	4.500% Senior Notes	2045

SCHEDULE I-B

EEP Guaranteed Notes

Issuer	Indebtedness	Maturity
Enbridge Energy Partners, LP	4.375% Notes	2020
Enbridge Energy Partners, LP	5.200% Notes	2020
Enbridge Energy Partners, LP	4.200% Notes	2021
Enbridge Energy Partners, LP	5.875% Notes	2025
Enbridge Energy Partners, LP	5.950% Notes	2033
Enbridge Energy Partners, LP	6.300% Notes	2034
Enbridge Energy Partners, LP	7.500% Notes	2038
Enbridge Energy Partners, LP	5.500% Notes	2040
Enbridge Energy Partners, LP	7.375% Notes	2045

EXHIBIT A

[FORM OF NOTATION ON SECURITY RELATING TO GUARANTEES]

GUARANTEE

[Each of t][T]he undersigned guarantor[s (each a “Guarantor” and together, the “Guarantors”)][(the “Guarantor”)], which term includes any successor under the Indenture (the “Indenture”) hereby fully, unconditionally, irrevocably, absolutely and jointly and severally guarantees to each Holder the due and punctual payment of the principal of, and premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Company, when and as such principal, premium, if any, interest and other amounts shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Securities and the Indenture, subject to the limitations set forth in Section 1403 of the Indenture.

Subject to Section 1406 of the Indenture, this Guarantee shall be binding upon the successors and assigns of [each][the] Guarantor and shall inure to the benefit of the Holders of the applicable Securities and their respective successors and permitted assigns, except that [no Guarantor may][the Guarantor may not] assign, transfer or delegate any of its rights or obligations under this Agreement except pursuant to a transaction permitted by the Indenture.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the signature of [one of] its authorized signatories.

Notwithstanding any other provision of the Indenture or this Guarantee, under the Indenture and this Guarantee the maximum aggregate amount of the obligations guaranteed by the Guarantor[s] shall not exceed the maximum amount that can be guaranteed without rendering the Indenture or this Guarantee, as it relates to such Guarantor[s], voidable under applicable federal or state law relating to fraudulent conveyance or fraudulent transfer. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

ENBRIDGE INC.

By:
Name:
Title:

By:
Name:
Title:

Attest:

SPECTRA ENERGY PARTNERS, LP,
By Spectra Energy Partners (DE) GP, LP, its General Partner,
By Spectra Energy Partners GP, LLC, its General Partner

By:
Name:
Title:

Attest:

ENBRIDGE ENERGY PARTNERS, L.P., By Enbridge Energy Company, Inc., its General Partner

By:
Name:
Title:

Attest: